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                         NOTICE OF GUARANTEED DELIVERY
                                      for
                      TENDER OF SHARES OF COMMON STOCK AND
                   SERIES 1995 8% CONVERTIBLE PREFERRED STOCK
                                       of
                                 TESCORP, INC.

                  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
       AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JANUARY 9, 1998,
                         UNLESS THE OFFER IS EXTENDED.

    This form, or one substantially equivalent to it, must be used to accept the Offer (as defined below) if certificates for (i) shares of common stock, $.02 par value per share (the "Common Shares") or (ii) shares of Series 1995 8% Convertible Preferred Stock (the "Preferred Shares") of Tescorp, Inc., a Texas corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (described in the Offer to Purchase dated December 8, 1997 the "Offer to Purchase"). This form may be delivered by hand, facsimile transmission, or mail to the Depositary.

                        THE DEPOSITARY FOR THE OFFER IS:

                              THE BANK OF NEW YORK

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          BY MAIL:                FACSIMILE TRANSMISSION:     BY HAND OR OVERNIGHT COURIER:

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Tender & Exchange Department    (For Eligible Institutions    Tender & Exchange Department
       P.O. Box 11248                      Only)                   101 Barclay Street
    Church Street Station             (212) 815-6213           Receive and Deliver Window
New York, New York 10286-1248                                   New York, New York 10286
                                FOR CONFIRMATION TELEPHONE:
                                      (800) 507-9357
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    DELIVERY OF THIS REVISED NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR
TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES
NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If the Instructions to the Letter of Transmittal require that a signature on a Letter of Transmittal be guaranteed by an "Eligible Institution" the signature guarantee must appear in the applicable space in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period described under "Guarantee" on the reverse side. Failure to do so could result in a financial loss to the Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

    The undersigned hereby tenders to Tescorp Acquisition Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letters of Transmittal, receipt of which are hereby acknowledged, Common Shares or Preferred Shares of the Company, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

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Class of Shares:                            SIGN HERE
                                            Name(s) of Record Holder(s):
Number of Shares:                                         (Please Print)
Certificate No(s) (if available):                                         Address(es):
                                                                            (Zip Code)
If Securities will be tendered by           Area Code and Telephone No(s):
book-entry transfer:
Name of Tendering Institution:              Signature(s):
Account No.:at
The Depository Trust Company
Dated:

                                      GUARANTEE
                       (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion
Program, the New York Stock Exchange Medallion Signature Guarantee Program or the
Stock Exchange Medallion Program, or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) of one) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three (3) trading days after the date of this Guarantee. A "trading day" is a day on which the New York Stock Exchange is open for trading.

Name of Firm:                               Title:

                                            Name:
          (Authorized Signature)                      (Please Print or Type)

Address:                                    Area Code and Telephone No.:
                                            Dated:
                                (Zip Code)
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DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM--CERTIFICATES SHOULD BE SENT
WITH LETTER OF TRANSMITTAL.